UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Northwest Bancorp, Inc. (the “Company”), the holding company of First Federal Savings & Loan Association of Port Angeles (the “Bank”), has announced that Christopher A. Donohue, Executive Vice President and Chief Credit Officer of the Bank, is leaving to pursue other opportunities and interests, pursuant to notice given on July 16, 2018. His departure will be September 1, 2018.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 8.01, dated July 20, 2018, is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

The Company has announced the appointment of Terry A. Anderson as the Bank’s new Executive Vice President and Chief Credit Officer. It is anticipated that Mr. Anderson will begin his employment in September 2018. Mr. Anderson has served as Executive Vice President and Chief Credit Officer for South Sound Bank for the past six years and has more than two decades of management experience in credit, sales, commercial banking and strategic planning.

Item 9.01 Financial Statements and Exhibits

Exhibit No.    Description

99.1        Press release dated July 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	July 20, 2018	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer